Form of LTIP Stock Option

Exhibit (10-33)

Form of LTIP Stock Option Award Agreement

Form of LTIP Stock Option
2025 STOCK AND INCENTIVE COMPENSATION PLAN
AWARD AGREEMENT
NON-STATUTORY STOCK OPTIONS
This grant notice documents an award (the “Award”) of a non-statutory stock option (“Option”) under The Procter & Gamble 2025 Stock and Incentive Compensation Plan (the “Plan”), subject to the terms and conditions of the Plan, the Regulations of the Compensation and Leadership Development Committee of the Board of Directors (“Committee”) and as set forth in this Award Agreement (including any Attachments hereto and the Exercise Instructions in place as may be revised from time to time).
Any capitalized terms used in this Agreement that are not otherwise defined herein are defined in the Plan.
Summary of Award Terms

Name of Participant:	[Name] (“Participant”)
Option Price per Share:	[Price] (“Option Price”)
Number of Shares:	[Number]
Grant Date:	[Grant Date] (“Grant Date”)
Expiration Date:	[Date not later than 10 years after Grant Date] (“Expiration Date”)
Vest Date:	[Vesting Date/Schedule]
Acceptance Deadline:	[Date]
You may access the Plan by activating this hyperlink: The Procter & Gamble 2025 Stock and Incentive Compensation Plan and the Regulations and Sub Plans by activating this hyperlink: Regulations of the Committee. If you have difficulty accessing the materials online, please send an email to Execcomp.IM@pg.com for assistance.
1.Vesting and Exercise. If you remain employed through the Vest Date, the Award will become exercisable on the Vest Date. If you leave your employer (“Employer”) before the Vest Date, the Award will be forfeited unless you meet one of the conditions listed below. If you terminate employment before the Expiration Date and prior to exercising the Award, except for the reasons listed below, the Award will be forfeited immediately upon your termination of employment. For the purposes of this Award, termination of employment will be effective as of the date that you are no longer actively employed and will not be extended by any notice period required under local law.

2.Termination on Account of Death. In the event of death, the Vest Date for this Award becomes your date of death and the Award in its entirety remains exercisable until the Expiration Date.

3.Termination for a Qualified Reason Listed Below. In the event you terminate employment for one of the qualified reasons listed below, after the Grant Date but before the four-week anniversary of the Grant Date, the Award will be forfeited. In the event of termination for one of the qualified reasons listed below, on or after the four-week anniversary of the Grant Date, but prior to the one-year anniversary of the Grant Date, the Award will be prorated based on

Form of LTIP Stock Option
the number of days you remained an employee between the Grant Date and the one-year anniversary of the Grant Date. If the termination for one of the qualified reasons listed below occurs after the one-year anniversary of the Grant Date, the entire Award will be retained. The portion of the Award that is ultimately retained will be exercisable on the Vest Date in this Award Agreement and will expire on the Expiration Date as long as you remain in compliance with the terms of the Plan, this Award Agreement, and the Regulations. Qualified termination reasons are as follows:
•Retirement or Disability;
•Termination pursuant to a written separation agreement with your Employer, the Company or their Subsidiaries and affiliates (collectively, “P&G”) that provides for equity retention; or
•Termination in connection with a divestiture or separation of any of P&G’s businesses.
4.Restrictive Covenants. By accepting this Award, you agree to be bound by the restrictive covenants outlined in Attachment B hereto (as may be modified by Attachment C hereto).

5.Entire Agreement. This Award Agreement, including Attachment A, Attachment B, Attachment C, and the Plan and Regulations of the Committee together constitute an agreement between the Company and you in accordance with the terms thereof and hereof, and no other understandings and/or agreements have been entered by you with the Company regarding this specific Award. Unless otherwise required by local law, any legal action related to this Award, including Article 6 of the Plan and Attachment B of this Award Agreement, must be brought in any federal or state court located in Hamilton County, Ohio, USA, and you hereby agree to accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award. You have the right to consult with a lawyer before accepting this Award.

THE PROCTER & GAMBLE COMPANY
Bala Purushothaman
Chief Human Resources Officer

IMPORTANT
By accepting this award within your E*TRADE account, you agree to be bound by The Procter & Gamble 2025 Stock Plan, the Stock Plan Regulations of the Committee, and this Award Agreement including Attachments A, B, and C. To the extent applicable to you, as set forth in Attachments B and C, you acknowledge that you are subject to the non-compete and non-solicitation clauses in these documents.